Exhibit 10.34

SECOND AMENDMENT TO JOINT VENTURE AGREEMENT

                THIS SECOND AMENDMENT (the “Amendment”) is effective as of November 15, 2002 by and among Ciphergen Biosystems, Inc. (“CBI”), SC Biosciences Corporation (“SCB”), Sumitomo Corporation (“SC”), and Ciphergen Biosystems K.K. (“CBKK”).

RECITALS

                A.            CBI and SC entered into that certain Joint Venture Agreement, effective as of January 25, 1999 (the “Joint Venture Agreement”);

                B.            SCB became SC’s successor in interest with respect to the Joint Venture Agreement in accordance with the First Amendment to the Joint Venture Agreement dated March 15th, 2002 between the CBI, SC, SCB and CBKK; and

                C.            The parties hereto now wish to amend certain purchase procedures in the Joint Venture Agreement to reflect the value added to CBKK (the joint venture entity created by the Joint Venture Agreement) as a result of the execution of the Research Services Agreement dated November 15, 2002 by and between CBI and CBKK and the Distribution and Marketing Agreement dated November 15, 2002 by and between BioSepra, S.A. (a wholly-owned subsidiary of CBI) and CBKK;

NOW THEREFORE, the Parties hereby agree that Section 10.8(a), which currently reads:

The purchase price for the Shares to be sold pursuant to this Section 10 shall be the “Fair Market Value” of such Shares.

is hereby amended to read as follows:

When SCB is the purchaser, the purchase price for the Shares to be sold pursuant to this Section 10 shall be the “Fair Market Value” of such Shares; and when CBI is the purchaser, the purchase price for the Shares to be sold pursuant to this Section 10 shall be the “Fair Market Value” of such Shares MINUS the Value of Additional Business Activities. The “Value of Additional Business Activities” shall be the value of such Shares attributable to JVC’s business activities conducted pursuant to that certain Research Services Agreement dated November 15, 2002 by and between CBI and JVC and that certain Distribution and Marketing Agreement dated November 15, 2002 by and between BioSepra, S.A. (a wholly-owned subsidiary of CBI) and JVC and shall be determined in a manner analogous to the methodology and procedures used in determining “Fair Market Value” per share when there is no active public market for such shares, in accordance with Section 10.8(b)(ii) below.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment on behalf of CBI and SC, as applicable.

CIPHERGEN BIOSYSTEMS, INC.		SC BIOSCIENCES CORPORATION

By:	/s/ William E. Rich	By:	/s/ Toru Umehara
Print Name:	William E. Rich	Print Name:	Toru Umehara
Title:	President & CEO	Title:	C.E.O. & President

SUMITOMO CORPORATION		CIPHERGEN BIOSYSTEMS K.K.

By:	/s/ Michio Ogimura	By:	/s/ Toru Umehara
Print Name:	Michio Ogimura	Print Name:	Toru Umehara
Title:	General Manager, Machinery & Electric Systems Division	Title:	President